Exhibit 99.1

Staffing 360 Solutions Executive Chairman Brendan Flood Updated M&A Plans at 2017 Executive Forum Europe

Flood Participated in “Dare to Grow” Panel Session and Expanded on Staffing 360’s Burgeoning Buy-and-Build Strategy

New York, NY – October 10, 2017 – Staffing 360 Solutions, Inc. (Nasdaq: STAF), a public company executing a global buy-and-build strategy through the acquisition of staffing organizations in the United States and in the United Kingdom, today announced that Executive Chairman Brendan Flood provided an update on its M&A Program when he appeared as a featured panelist at the 4th Annual Executive Forum Europe in London on Monday, Oct. 9.

Mr. Flood reaffirmed the Company’s target of growing to $500 million in annualized revenue and placed a target timeline of two years on the plan. Additionally, he outlined that the early indications on the two recent acquisitions – CBSbutler in the UK and firstPRO Georgia in the US – are all positive and confirmed that these two acquisitions will more than double the profitability of Staffing 360 Solutions. He further stated that the refinancing of the Balance Sheet allows operating cash flow to be invested in strong organic growth and that the management team are currently developing plans for these investments into 2018.

Hosted by Staffing Industry Analysts (SIA), the Forum is a premier event for European business leaders, attracting top executives, management and expertise across the staffing industry. Flood participated in the “Dare to Grow” panel session alongside other staffing industry leaders in front of a large attendance of staffing specialists from over 17 countries around the world.

Staffing360 was asked to participate in this year’s Forum following the Company’s transformative execution of $40 million in refinancing and simultaneous acquisition of staffing organizations firstPRO Georgia in the United States and CBSbutler in the United Kingdom. These recent developments represent a sea change for the Company by greatly improving its overall financial strength and reinvigorating its highly focused M&A program.

Executive Forum Europe 2017 is being held over 09-10 October at The Grange St Paul's in London. For the full conference agenda, overview of speakers and registration, please visit www.siexecutiveforum.eu | @ExecForum.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. (NASDAQ: STAF) is a public company in the staffing sector engaged in the execution of a global buy-and-build strategy through the acquisition of domestic and international staffing organizations in the US and UK. The Company believes the staffing industry offers opportunities for accretive acquisitions that will drive its annual revenues to $500 million. As part of its targeted consolidation model, the Company is pursuing acquisition targets in the finance and accounting, administrative, engineering and IT staffing space. For more information, please visit: www.staffing360solutions.com.

Exhibit 99.1

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Forward-Looking Statements

Certain matters discussed within this press release are forward-looking statements including, but not limited to the timing and ability to enter into any additional acquisitions and expand our business, as well as the size of future revenue or trading volume or future access to capital markets. Although Staffing 360 Solutions, Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Specifically, in order for the Company to achieve annualized revenues of $500 million, the Company will need to successfully raise sufficient capital, to consummate additional target acquisitions, successfully integrate any newly acquired companies, organically grow its business, successfully defend any potential future litigation, as well as various additional contingencies, many of which are unknown at this time and generally out of the Company's control. The Company can give no assurance that it will be able to achieve these objectives. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions, our ability to access the capital markets on terms acceptable to us, or at all, our ability to comply with our contractual covenants, including in respect of our debt and other risks detailed from time to time in Staffing 360 Solutions' reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Corporate Investor Contact:

Staffing 360 Solutions, Inc.

Brendan Flood, Executive Chairman

+1.646.507.5715

brendan.flood@staffing360solutions.com

Financial Contact:

Staffing 360 Solutions, Inc.

David Faiman, Chief Financial Officer

+1.646.507.5711

info@staffing360solutions.com

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